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                      SECURITIES AND EXCHANGE COMMISSION

                            WASHINGTON, D.C. 20549


                                   FORM 8-K

                                CURRENT REPORT


PURSUANT TO SECTION 13 OR 15 (d) OF THE SECURITIES EXCHANGE ACT OF 1934


Date of Report (Date of earliest event reported):  October 30, 2001
                                                   ----------------


                        COMMERCIAL FEDERAL CORPORATION
                        ------------------------------
            (Exact name of registrant as specified in its charter)


        NEBRASKA                 1-11515                 47-0658852
----------------------------   -----------         -----------------------
(State or other jurisdiction   (Commission             (I.R.S. Employer
     of incorporation)         File Number)         Identification Number)


13220 CALIFORNIA STREET, OMAHA, NEBRASKA                    68154
----------------------------------------                    -----
(Address of principal executive offices)                  (Zip Code)


Registrant's telephone number including area code:    (402) 554-9200
                                                      --------------


                                NOT APPLICABLE
                                --------------
         (Former name or former address, if changed since last report)
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                         COMMERCIAL FEDERAL CORPORATION
                         ------------------------------

                                    FORM 8-K
                                    --------

                                 CURRENT REPORT
                                 --------------

Item 5.  Other Events:
----------------------


     The Corporation has $50,000,000 of 7.95% fixed-rate subordinated extendible notes due December 1, 2006 (the "Notes"). Contractual interest on the Notes is set at 7.95% until December 1, 2001, and is paid monthly. The interest rate for the Notes reset at the Corporation's option on December 1, 2001, to a rate and for a term of one, two, three or five years determined by the Corporation. Thereafter, the interest rate will reset at the Corporation's option on the expiration date of each new interest period prior to maturity. Any new interest rate shall not be less than 105% of the effective interest rate on comparable maturity U.S. Treasury obligations.

     On October 30, 2001, the Corporation announced that effective December 1, 2001, the interest rate will remain the same at 7.95% on these Notes. This interest rate exceeds 105% of the effective interest rate on comparable maturity U.S. Treasury obligations, as defined in the Indenture, and will remain effective until December 1, 2004.

     The Notes may not be redeemed prior to December 1, 2001. The Corporation may elect to redeem the notes in whole on December 1, 2004, at par plus accrued interest to the date fixed for redemption. The Notes are redeemable by the holders with at least five business days notice prior to December 1, 2001, or on the next interest reset date (December 1, 2004) at par plus accrued interest to the date fixed for redemption. The Notes are unsecured general obligations of the Corporation.



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                                  SIGNATURES
                                  ----------


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



                                 COMMERCIAL FEDERAL CORPORATION
                                 ------------------------------
                                 (Registrant)


Date:  November 8, 2001          /s/ David S. Fisher
       ----------------          -------------------
                                 David S. Fisher
                                 Executive Vice President and
                                 Chief Financial Officer
                                 (Duly Authorized Officer)




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